Exhibit 5.1

FOLEY & LARDNER                                FOLEY & LARDNER
                                               THE GREENLEAF BUILDING
                                               200 LAURA STREET
                    May 20, 2003               JACKSONVILLE, FLORIDA 32202-3510
                                               P. O. Box 240
                                               JACKSONVILLE, FLORIDA  32201-0240
                                               904.359.2000 TEL
                                               904.359.8700  FAX
                                               www.foleylardner.com

                                               WRITER'S DIRECT LINE
                                               904.359.2000
                                               mgreenhut@foleylaw.com Email

                                               CLIENT/MATTER NUMBER
                                               040521-0140

Regency Centers Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida   32202

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to Regency Centers Corporation, a Florida corporation (the "Company"), in connection with its registration statement on Form S-3 filed with the Securities and Exchange Commission relating to the sale by one of the stockholders of the Company of up to 34,273,236 shares of common stock of the Company, par value $.01 per share (the "Shares").

         In connection with the issuance of such securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of the Company, (b) the proceedings of and actions taken by the Board of Directors of the Company in connection with the issuance of the Shares and (c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Sincerely,

                                       FOLEY & LARDNER


                                       /s/ Foley & Lardner